UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2005

EUPA International Corporation

(Exact name of Company as specified in its charter)

Nevada (State or Other Jurisdiction) of Incorporation)	000-26539 (Commission File Number)	88-0409450 (I.R.S. Employer Identification)

2670 E. Walnut Street, Pasadena, CA 91107
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 793-2688

89 N. San Gabriel Boulevard, Pasadena, CA 91107
(Former name or former address, if changed since last report)

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 11, 2005, Tsan-Kun Wu resigned as a director and as President and Chief Executive Officer of EUPA International Corporation (the “Company”).

On March 11, 2005, the Board of Directors of the Company elected Yun-Chang Tsai to the Board of Directors and appointed Mr Tsai President and Chief Executive Officer of the Company.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2005

EUPA International Corporation
By:	/s/ Kung-Chieh Huang
Kung-Chieh Huang
Chief Financial Officer